Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-us.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Withdrawal of Common Stock Offering

RALEIGH, N.C., September 30, 2010 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced that it has withdrawn its Registration Statement on Form S-1 (File No. 333-168408) with respect to the public offering of 34,500,000 shares of its common stock. The Company determined to withdraw the registration statement in order to pursue certain other alternatives.

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Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-us.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities, in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the Company’s ability to raise capital, the management of the Company’s growth, the risks associated with the Company’s loan portfolio, local economic conditions affecting retail and commercial real estate, competition within the industry, dependence on key personnel, government regulation, including the requirements of a memorandum of understanding the Company expects to receive from its regulators, and the risks associated with possible or completed acquisitions.  Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

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